UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MASIMO CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Online
Go to www.envisionreports.com/MASI or scan the QR Code - login details are located in the shared bar below.

Votes submitted electronically must be received by 11:00 p.m., Pacific Time, on May 28, 2020.

Notice of 2020 Masimo Annual Meeting of Stockholders

Important Notice Regarding the Availability of Proxy Materials for the 2020 Masimo Annual Meeting of Stockholders to be held on Friday, May 29, 2020 at 2:00 p.m.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the 2020 Masimo Annual Meeting of Stockholders are available on the Internet. Please follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the 2020 Masimo Annual Meeting of Stockholders are on the reverse side. Your vote is important!

This communication presents only an overview of the more complex proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at:

Easy online access - View your proxy materials and vote.
Step 1:	Go to www.envisionreports.com/MASI
Step 2:	Click on Cast Your Vote or Request Materials.
Step 3:	Follow the instructions on the screen to log in.
Step 4:	Make your selections as instructed on each screen for your delivery preferences.
Step 5:	Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a copy of the proxy materials - If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 15, 2020 to facilitate timely delivery.

Notice of 2020 Masimo Annual Meeting of Stockholders
2020 Masimo Annual Meeting of Stockholders will be held on Friday, May 29, 2020 at 2:00 p.m. at the Masimo Corporation Headquarters, 52 Discovery, Irvine, CA 92618

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 5.
1.	To elect two Class I Directors as named in our Proxy Statement:
01 - Julie A. Shimer, Ph.D.
02 - H Michael Cohen
2.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 2, 2021;
3.	To provide an advisory vote to approve the compensation of our named executive officers;
4.	To approve an amendment to our 2017 Equity Incentive Plan; and
5.	To approve an amendment to our Executive Bonus Incentive Plan.

PLEASE NOTE - YOU CANNOT VOTE BY RETURNING THIS NOTICE.

To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

* We are actively monitoring COVID-19 developments and related public health concerns and are preparing in the event any changes to the date, time or location of the Annual Meeting are deemed necessary or appropriate. The health and well-being of our employees and stockholders are important. If we determine to make any change in the date, time or location, or to hold the Annual Meeting virtually by remote communication, an announcement of such changes will be made through a press release and posting details at www.envisionreports.com/masi and/or www.masimo.com that will also be filed with the SEC as proxy material. Please check www.envisionreports.com/masi and/or www.masimo.com in advance of the date of the Annual Meeting if you are planning to attend in person. As always, we encourage you to vote your shares prior to the Annual Meeting.

Here’s how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an e-mail copy, you will receive an e-mail with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

— Internet - Got to www.envisionreports.com/MASI. Click Cast Your Vote or Request Materials.

— Phone - Call us free of charge at 1-866-641-4276.

— E-mail - Send an e-mail to investorvote@computershare.com with “Proxy Materials Masimo Corporation” in the subject line. Include your full name and address, plus the number in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 15, 2020.